UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 2, 2014 (August 29, 2014)
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17901 Von Karman Avenue, Suite 1200, Irvine, CA		92614
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(949) 864-8000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On August 29, 2014, Pacific Premier Bancorp, Inc. (the “Company”) completed the issuance of $60 million in aggregate principal amount of 5.75% Subordinated Notes Due 2024 (the “Notes”) in a private placement transaction to institutional accredited investors (the “Private Placement”).  The Notes were issued by the Company pursuant to a Note Subscription Agreement, dated August 27, 2014 (the “Note Subscription Agreement”), among the Company and the institutional accredited investors identified therein, and an Issuing and Paying Agency Agreement, dated August 29, 2014 (the "IPAA"), between the Company and U.S. Bank National Association, as the issuing and paying agent.

The net proceeds of the offering will be approximately $59 million and will be used for general corporate purposes, including, but not limited to, contribution of capital to Pacific Premier Bank (the "Bank"), which is a wholly-owned subsidiary of the Company, and to support both organic growth as well as opportunistic acquisitions, should appropriate opportunities arise.  The Notes are expected to qualify as Tier 2 capital for regulatory capital purposes, subject to applicable limitations.

The Notes will bear interest at an annual fixed rate of 5.75% with the first interest payment on the Notes occurring on March 3, 2015, and interest will be paid semiannually each March 3 and September 3 until September 3, 2024.  As more completely discussed in the IPAA, the indebtedness evidenced by the Notes, including principal and interest, is unsecured and subordinate and junior in right of payment to all of the Company’s senior indebtedness from time to time outstanding, and is effectively junior in right of payment to general creditors and depositors of the Bank.  The Notes will rank senior to the Company’s existing junior subordinated debentures underlying outstanding trust preferred securities.  The IPAA also contains provisions with respect to redemption features and other matters pertaining to the Notes.

The IPAA and the form of Note are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2 respectively.  The above summaries of the IPAA and the Notes do not purport to be a complete description of such documents and are qualified in their entirety by reference to the documents attached hereto.

ITEM 7.01  REGULATION FD DISCLOSURE

On September 2, 2014, the Company issued a press release announcing the completion of the Private Placement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained in Exhibit 99.1 shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

4.1	Issuing and Paying Agency Agreement, dated August 29, 2014 (the "IPAA"), between the Company and U.S. Bank National Association, as the issuing and paying agent

4.2	Form of Global 5.75% Subordinated Note due 2024

99.1	Press Release, dated September 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	September 2, 2014	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number

4.1	Issuing and Paying Agency Agreement, dated August 29, 2014 (the "IPAA"), between the Company and U.S. Bank National Association, as the issuing and paying agent

4.2	Form of Global 5.75% Subordinated Note due 2024

99.1	Press Release, dated September 2, 2014.